Exhibit 10.1
AIR COMMERCIAL REAL ESTATE ASSOCIATION
STANDARD INDUSTRIAL/COMMERCIAL
MULTI-TENANT LEASE — GROSS
1. Basic Provisions (“Basic Provisions”).
1.1 Parties: This Lease (“Lease”), dated for reference purposes only August 12, 2008, is made by and between Orange County Department of Education Facilities Corporation, a California corporation (“Lessor”) and Irvine Sensors Corporation, a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).
1.2(a) Premises: That certain portion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 3001 Red Hill Avenue Suite 3-102, located in the City of Costa Mesa, County of Orange, State of California, with zip code 92626, as outlined on Exhibit B attached hereto (“Premises”) and generally described as (describe briefly the nature of the Premises): The premises consisting of approximately 20,534 of rentable square feet of space. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises (“Building”) and to the Common Areas (as defined in Paragraph 2.7 below), but shall not have any rights to the roof, or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” (See also Paragraph 2)
1.2(b) Parking: in common unreserved vehicle parking spaces. (See also Paragraph 2.6)
1.3 Term: 5 years and 0 months (“Original Term”) commencing October 1, 2008 (“Commencement Date”) and ending September 30, 2013 (“Expiration Date”). (See also Paragraph 3)
1.4 Early Possession: N/A (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)
1.5 Base Rent: $26,993.88 per month (“Base Rent”), payable on the First day of each month commencing October 1, 2008. (See also Paragraph 4)
☑ If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.
1.6 Lessee’s Share of Common Area Operating Expenses Common Area Charge (“CAM”): $1,437.38 percent (     %) (“Lessee’s Share”).
Lessee’s Share CAM Charge has been calculated by dividing the approximate square footage of the Premises by the approximate square footage of the Project. In the event that that size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee’s Share CAM Charge to reflect such modification.
1.7 Base Rent and Other Monies Paid Upon Execution:
(a) Base Rent: $26,993.88 for the period October 1-31, 2008.
(b) Common Area Operating Expenses: $1,437.38 for the period October 1-31, 2008.
(c) Security Deposit: $ (see ¶ 52) (“Security Deposit”). (See also Paragraph 5)
(d) Other: $                     for                     .
(e) Total Due Upon Execution of this Lease: $28,431.26.
1.8 Agreed Use: General administrative offices and testing of prototype electronics. (See also Paragraph 6)
1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)
1.10 Real Estate Brokers: (See also Paragraph 15)
(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):
☑ CIP Real Estate Property Services represents Lessor exclusively (“Lessor’s Broker”);
☐                      represents Lessee exclusively (“Lessee’s Broker”); or
☐                      represents both Lessor and Lessee (“Dual Agency”).
(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of                     or                     % of the total Base Rent for the brokerage services rendered by the Brokers).
1.11 Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by                     (“Guarantor”). (See also Paragraph 37)
1.12 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:
☑ an Addendum consisting of Paragraphs 50 through 65;
☑ a site plan depicting the Premises; (Exhibit B)
☑ a site plan depicting the Project; (Exhibit C)
☑ a current set of the Rules and Regulations for the Project (Exhibit E);
☐ a current set of the Rules and Regulations adopted by the owners’ association;
☑ a Work Letter (Exhibit D);
☑ other (specify): Tenant Information (Exhibit A), Lessee’s Hazardous Materials Disclosure
Certificate (Exhibit F)

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

2. Premises.
2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.
2.2 Condition. Lessor shall deliver that portion of the Premises contained within the Building (“Unit”) to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee and in effect within thirty days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), loading doors, sump pumps, if any, and all other such elements in the Unit, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Unit does not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Lessor shall, as Lessor’s sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify same at Lessor’s expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements of the Unit. If Lessee does not give Lessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Lessee at Lessee’s sole cost and expense (except for the repairs to the fire sprinkler systems, roof, foundations, and/or bearing walls — see Paragraph 7).
2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements on the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances in effect on the Start Date (“Applicable Requirements”). Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor’s expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within 6 months following the Start Date, correction of that non-compliance shall be the obligation of Lessee at Lessee’s sole cost and expense. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Unit, Premises and/or Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Unit, Premises and/or Building (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:
(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.
(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for the portion of such costs reasonably attributable to the Premises pursuant to the formula set out in Paragraph 7.1(d); provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.
(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.
2.4 Acknowledgements. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, premises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.
2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

2.6 Vehicle Parking. Lessee shall be entitled to use the number of Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called “Permitted Size Vehicles.” Lessor may regulate the loading and unloading of vehicles by adopting Rules and Regulations as provided in Paragraph 2.9. No vehicles other than Permitted Size Vehicles may be parked in the Common Area without the prior written permission of Lessor. In addition:
(a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.
(b) Lessee shall not service or store any vehicles in the Common Areas.
(c) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
2.7 Common Areas — Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Unit that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.
2.8 Common Areas — Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.
2.9 Common Areas — Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable rules and regulations (“Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees. Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its best efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.
2.10 Common Areas — Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:
(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;
(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;
(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;
(d) To add additional buildings and improvements to the Common Areas;
(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and
(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.
3. Term.
3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.
3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to deliver possession of the Premises to Lessee by the Commencement Date. If, despite said efforts, Lessor is unable to deliver possession as agreed, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or change the Expiration Date. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Premises and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of the delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed, but minus any days of delay caused by the acts or omissions of Lessee. If possession is not delivered within 60 days after the Commencement Date, Lessee may, at its option, by notice in writing within 10 days after the end of such 60 day period, cancel this Lease, in which event the Parties shall be discharged from all obligations hereunder. If such written notice is not received by Lessor within said 10 day period, Lessee’s right to cancel shall terminate. Except as otherwise provided, if possession is not tendered to Lessee by the Start Date and Lessee does not terminate this Lease, as aforesaid, any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Lessee. If possession of the Premises is not delivered within 4 months after the Commencement Date, this Lease shall terminate unless other agreements are reached between Lessor and Lessee, in writing.
3.4 Lessee Compliance. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.
4. Rent.
4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

4.2 Common Area Operating Expenses. CAM Charges. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share (as specified in Paragraph 1.6) 51) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:
(a) “Common Area Operating Expenses” are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Project, including, but not limited to, the following:
(i) The operation repair and maintenance, in neat, clean, good order and condition, but not the replacement (see subparagraph (e)), of the following:
(aa) The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, and roof drainage systems.
(bb) Exterior signs and any tenant directories.
(cc) Any fire sprinkler systems.
(ii) The cost of water, gas, electricity and telephone to service the Common Areas and any utilities not separately metered.
(iii) Trash disposal, post control services, property management, security services, owner’s association dues and fees, the cost to repaint the exterior of any structures and the cost of any environmental inspections.
(iv) Reserves set aside for maintenance and repair of Common Areas and Common Area equipment.
(v) Any increase above the Base Real Property Taxes (as defined in Paragraph 10).
(vi) Any “Insurance Cost Increase” (as defined in Paragraph 8).
(vii)  Any deductible portion of an insured less concerning the Building or the Common Areas.
(viii) Auditors’, accountants’ and attorneys’ fees and costs related to the operation, maintenance, repair and replacement of the Project.
(ix) The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided: however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month.
(x) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.
(b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Unit, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Unit, Building, or other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.
(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.
(d) Lessee’s Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rentis due hereunder. The amount of such payments shall be based on Lessor’s estimate of the annual Common Area Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lesser shall credit the amount of such over payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.
(e) Except as provided in paragraph 4.2(a)(viii), Common Area Operating Expenses shall not include the cost of replacing equipment or capital components such as the roof, foundations, exterior walls or Common Area capital improvements, such as the parking lot paving, elevators, fences that have a useful life for accounting purposes of 5 years or more.
(f) Common Area Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or insurance proceeds.
4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any statement or invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.
5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.
6. Use.
6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the Building or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Project. if Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

6.2 Hazardous Substances.
(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing. Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to project itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.
(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
(e) Lessor Indemnification. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which suffered as a direct result of Hazardous Substances on the Premises prior to Lessee taking possession or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
(f) Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee taking possession, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1(e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.
6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to such Requirements, without regard to whether said Requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance condition (see Paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.
7. Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.
7.1 Lessee’s Obligations.
(a) In General. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 6.3 (Lessee’s Compliance with Applicable Requirements), 7.2 (Lessor’s Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.
(b) Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, (iii) clarifiers, and (iv) any other equipment, if reasonably required by Lessor. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.
(c) Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after 10 days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to 115% of the cost thereof.
(d) Replacement. Subject to Lessee’s indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee’s failure to exercise and perform good maintenance practices, if an item described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance but may prepay its obligation at any time.
7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler system, Common Area fire alarm and/or smoke detection systems, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.
7.3 Utility Installations; Trade Fixtures; Alterations.
(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).
(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to 150% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.
(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 150% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

7.4 Ownership; Removal; Surrender; and Restoration.
(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
(b)  Removal. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
(c)  Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements- Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.
8. Insurance; Indemnity.
8.1 Payment of Premium Increases.
(a) As used herein, the term “Insurance Cost Increase” is defined as any increase in the actual cost of the insurance applicable to the Building and/or the Project and required to be carried by Lessor, pursuant to Paragraphs 8.2(b), 8.3(a) and 8.3(b), ( “Required Insurance”), over and above the Base Premium, as hereinafter defined, calculated on an annual basis. Insurance Cost Increase shall include, but not be limited to, requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. The term Insurance Cost Increase shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building. If the parties insert a dollar amount in Paragraph 1.9, such amount shall be considered the “Base Premium.” The Base Premium shall be the annual premium applicable to the 12 month period immediately preceding the Start Date. If, however, the Project was not insured for the entirety of such 12 month period, then the Base Premium shall be the lowest annual premium reasonably obtainable for the Required Insurance as of the Start Date, assuming the most nominal use possible of the Building. In no event, however, shall Lessee be responsible for any portion of the premium cost attributable to liability insurance coverage in excess of $2,000,000 procured under Paragraph 8.2(b).
(b) Lessee shall pay any Insurance Cost Increase to Lessor pursuant to Paragraph 4.2. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Start Date or Expiration Date.
8.2 Liability Insurance.
(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured-Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.
(b)  Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
8.3 Property Insurance — Building, Improvements and Rental Value.
(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $1,000 per occurrence.
(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.
(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project if said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises.
(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

8.4 Lessee’s Property; Business Interruption Insurance.
(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.
(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.
(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.
8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Lessor. Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
8.7 Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.
8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.
8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or S100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.
9. Damage or Destruction.
9.1 Definitions.
(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total. Notwithstanding the foregoing, Premises Partial Damage shall not include damage to windows, doors, and/or other similar items which Lessee has the responsibility to repair or replace pursuant to the provisions of Paragraph 7.1.
(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.
(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.
(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.
(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

9.2 Partial Damage — Insured Loss. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor’s expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect, provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.
9.3 Partial Damage — Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense). Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.
9.4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.
9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.
9.6 Abatement of Rent; Lessee’s Remedies.
(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.
9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.
9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.
10. Real Property Taxes.
10.1 Definitions.
(a) “Real Property Taxes.” As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. The term “Real Property Taxes” shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.
(b) “Base Real Property Taxes.” As used herein, the term “Base Real Property Taxes” shall be the amount of Real Property Taxes, which are assessed against the Premises, Building, Project or Common Areas in the calendar year during which the Lease is executed. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.
10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

10.3 Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties.
10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.
10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.
11. Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. Notwithstanding the provisions of Paragraph 4.2, if at any time in Lessor’s sole judgment, Lessor determines that Lessee is using a disproportionate amount of water, electricity or other commonly metered utilities, or that Lessee is generating such a large volume of trash as to require an increase in the size of the trash receptacle and/or an increase in the number of times per month that it is emptied, then Lessor may increase Lessee’s Base Rent by an amount equal to such increased costs. There shall be no abatement of Rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions.
12. Assignment and Subletting.
12.1 Lessor’s Consent Required.
(a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.
(b) Unless Lessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.
(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.
(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.
(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.
(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Default at the time consent is requested.
(g) Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie.20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.
12.2 Terms and Conditions Applicable to Assignment and Subletting.
(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment, Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.
(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
(d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.
(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)
(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations. Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
(b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
13. Default; Breach; Remedies.
13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.
(c) The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.
(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.
(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.
(h) If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.
13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of relating, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of (he two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relent, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.
(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.
13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.
13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 10% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.
13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.
13.6 Breach by Lessor.
(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.
(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense and offset from Rent the actual and reasonable cost to perform such cure, provided however, that such offset shall not exceed an amount equal to the greater of one month’s Base Rent or the Security Deposit, reserving Lessee’s right to reimbursement from Lessor for any such expense in excess of such offset. Lessee shall document the cost of said cure and supply said documentation to Lessor.
14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the floor area of the Unit, or more than 25% of Lessee’s Reserved Parking Spaces, is taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefore. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.
15. Brokerage Fees.
15.1 Additional Commission. In addition to the payments owed pursuant to Paragraph 1.10 above, and unless Lessor and the Brokers otherwise agree in writing, Lessor agrees that: (a) if Lessee exercises any Option, (b) if Lessee acquires from Lessor any rights to the Premises or other premises owned by Lessor and located within the Project, (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of this Lease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Lessor shall pay Brokers a fee in accordance with the schedule of the Brokers in effect at the time of the execution of this Lease.
15.2 Assumption of Obligations. Any buyer or transferee of Lessor’s interest in this Lease shall be deemed to have assumed Lessor’s obligation hereunder. Brokers shall be third party beneficiaries of the provisions of Paragraphs 1.10, 15, 22 and 31. If Lessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Lease when due, then such amounts shall accrue Interest. In addition, if Lessor fails to pay any amounts to Lessee’s Broker when due, Lessee’s Broker may send written notice to Lessor and Lessee of such failure and if Lessor fails to pay such amount within 10 days after said notice, Lessee shall pay said monies to its Broker and offset such amounts against Rent. In addition, Lessee’s Broker shall be deemed to be a third party beneficiary of any commission agreement entered into by and/or between Lessor and Lessor’s Broker for the limited purpose of collecting any brokerage fee owed.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.
16. Estoppel Certificates.
(a) Each Party (as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current “Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.
(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.
(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as herein above defined.
18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.
21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys’ fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
23. Notices.
23.1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.
23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
24. Waivers. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
25. Disclosures Regarding The Nature of a Real Estate Agency Relationship.
(a) When entering into a discussion with a real estate agent regarding a real estate transaction, a Lessor or Lessee should from the outset understand what type of agency relationship or representation it has with the agent or agents in the transaction. Lessor and Lessee acknowledge being advised by the Brokers in this transaction, as follows:
(i)  Lessor’s Agent. A Lessor’s agent under a listing agreement with the Lessor acts as the agent for the Lessor only. A Lessor’s agent or subagent has the following affirmative obligations: To the Lessor: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessor. To the Lessee and the Lessor: a, Diligent exercise of reasonable skills and care in performance of the agent’s duties, b. A duty of honest and fair dealing and good faith, c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

(ii) Lessee’s Agent. An agent can agree to act as agent for the Lessee only. In these situations, the agent is not the Lessor’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Lessor. An agent acting only for a Lessee has the following affirmative obligations. To the Lessee: A fiduciary duty of utmost care, integrity, honesty, and loyalty in dealings with the Lessee. To the Lessee and the Lessor: a. Diligent exercise of reasonable skills and care in performance of the agent’s duties. b. A duty of honest and fair dealing and good faith, c. A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the Parties. An agent is not obligated to reveal to either Party any confidential information obtained from the other Party which does not involve the affirmative duties set forth above.
(iii) Agent Representing Both Lessor and Lessee. A real estate agent, either acting directly or through one or more associate licenses, can legally be the agent of both the Lessor and the Lessee in a transaction, but only with the knowledge and consent of both the Lessor and the Lessee. In a dual agency situation, the agent has the following affirmative obligations to both the Lessor and the Lessee: a. A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either Lessor or the Lessee, b. Other duties to the Lessor and the Lessee as stated above in subparagraphs (i) or (ii). In representing both Lessor and Lessee, the agent may not without the express permission of the respective Party, disclose to the other Party that the Lessor will accept rent in an amount less than that indicated in the listing or that the Lessee is willing to pay a higher rent than that offered. The above duties of the agent in a real estate transaction do not relieve a Lessor or Lessee from the responsibility to protect their own interests. Lessor and Lessee should carefully read all agreements to assure that they adequately express their understanding of the transaction. A real estate agent is a person qualified to advise about real estate. If legal or tax advice is desired, consult a competent professional.
(b) Brokers have no responsibility with respect to any default or breach hereof by either Party. The Parties agree that no lawsuit or other legal proceeding involving any breach of duty, error or omission relating to this Lease may be brought against Broker more than one year after the Start Date and that the liability {including court costs and attorneys’ fees), of any Broker with respect to any such lawsuit and/or legal proceeding shall not exceed the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker’s liability shall not be applicable to any gross negligence or willful misconduct of such Broker.
(c) Buyer and Seller agree to identify to Brokers as “Confidential” any communication or information given Brokers that is considered by such Party to be confidential.
26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
29. Binding Effect; Choice of Law. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
30. Subordination; Attornment; Non-Disturbance.
30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Devise to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.
30.3 Non-Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non-Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, within 60 days after the execution of this Lease, Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.
30.4 Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.
31. Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

32. Lessor’s Access; Showing Premises; Repairs. Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee.
33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.
35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.
37. Guarantor.
37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.
37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.
38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
39. Options. If Lessee is granted an option, as defined below, then the following provisions shall apply.
39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.
39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.
39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
39.4 Effect of Default on Options.
(a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 39.4(a).
(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.
40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.
41. Reservations. Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights.
42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” within 6 months shall be deemed to have waived its right to protest such payment.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

43. Authority; Multiple Parties; Execution.
(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.
(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.
48. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☐ is not attached to this Lease.
49. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.
WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: Costa Mesa, CA		Executed:
On: 9.26.08		On:

By LESSOR:		By LESSEE:

Orange County Department of Education		Irvine Sensors Corporation,
Facilities Corporation,		a Delaware corporation
a California Corporation

By:	/s/ Andrea Sullivan	By:	/s/ John J. Stuart, Jr.

Name Printed:	Andrea Sullivan	Name Printed:	John J. Stuart, Jr.
Title:	Director, Facilities Planning M&O	Title:	Sr. VP & Chief Financial Officer

By:		By:

Name Printed:		Name Printed:

Title:		Title:

Address:		Address:

Telephone: (____)		Telephone: (____)

Facsimile: (____)		Facsimile: (____)

Federal ID No.		Federal ID No.

BROKER:		BROKER:

CIP Real Estate

Att:	Wyatt Prichard	Att:
Title:	Ass. Vice Pres. Leasing & Marketing	Title:
Address:	19762 MacArthur Blvd., Suite 300	Address:
Irvine, CA 92612
Telephone:	(949) 474-7030	Telephone: (____)

Facsimile:	(949) 474-2101	Facsimile: (____)

Federal ID No.	33-0692627	Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.
(c)Copyright 1998 By AIR Commercial Real Estate Association.
All rights reserved.
No part of these works may be reproduced in any form without permission in writing.

©1998 — AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTG-4-5/05E

ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL
MULTI-TENANT LEASE — GROSS
Dated for Reference Purposes
August 6, 2008
By and Between
ORANGE COUNTY DEPARTMENT OF EDUCATION FACILITIES CORPORATION,
a California Corporation
(“Lessor”)
and
IRVINE SENSORS CORPORATION,
a Delaware corporation
(“Lessee”)
50.	Base Rent. The Base Rent defined in Paragraph 1.5 of the lease shall be increased annually by three and one-half percent (3.5%) cumulatively in accordance with the following schedule:

Months	Base Rate	Monthly Rent
10/01/08-03/31/09	$1.3146	$26,993.88
04/01/08-09/30/09	$1.4500	$29,774.30
10/01/09-09/30/10	$1.5007	$30,816.40
10/01/10-09/30/11	$1.5533	$31,894.97
10/01/11-09/30/12	$1.6076	$33,011.30
10/01/12-09/30/13	$1.6639	$34,166.69
51.
CAM Charges. In lieu of Lessee paying Lessee’s Share of Common Area Operating Expenses as defined in Section 1.6 of the Lease, Lessee shall pay, as Rent, the Common Area Maintenance Charge (“CAM Charge”) specified in Section 1.7(b) of the Lease. The CAM charge will be increased annually by three and one-half percent (3.5%) cumulatively as follows.

Months	CAM Rate	CAM
10/01/08-03/31/09	$0.0700	$1,437.38
04/01/08-09/30/09	$0.0725	$1,487.69
10/01/09-09/30/10	$0.0750	$1,539.76
10/01/10-09/30/11	$0.0776	$1,593.65
10/01/11-09/30/12	$0.0803	$1,649.43
10/01/12-09/30/13	$0.0831	$1,707.16
References in Paragraph 7 and elsewhere in the Lease to Paragraph 4.2 (“Common Area Operating Expenses”) shall be deemed to reference this Addendum Paragraph 51 (“CAM Charges”).
52.
Security Deposit. Lessor currently holds Security Deposit of $32,193.00 pursuant to Section 5 of Lessee’s existing lease. Lessor shall return Security Deposit to Lessee within thirty (30) days from the full execution and delivery of this Lease.

53.
Hazardous Substances/Disclosure Certificate. “Hazardous Substances” as defined in Section 6.2 of this Lease shall also have the same meaning as any toxic, hazardous substances, material, waste, pollutant, contaminant or infectious or radioactive material, including but not limited to those substances, materials or wastes regulated now or in the future under any of the following statutes or regulations promulgated thereto: (1) any “hazardous substance” within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”) 42 U.S.C. § 9601, et seq. or the California Hazardous Substance Account Act, Cal. Health and Safety Code § 25300 et seq. or the Porter-Cologne Water Quality Act, Cal. Water code § 13000 et seq. or the Hazardous Materials Transportation Act, 49 U.S.C. § 1801, et seq.; (2) any “hazardous waste” within the meaning of the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; or (3) any other substance, chemical, waste, toxicant, pollutant or contaminate regulated by any federal, state or local law, statute, rule, regulation or ordinance for the protection of health or the environment “Environmental Laws”, including without limitation, any petroleum products or fractions thereof. Lessee acknowledges its obligations under Paragraph 6.2 of the Lease and affirms that Lessee’s Reportable Use of Hazardous Substances under the Lease has and will at all times be done with timely compliance (at Lessee’s expense) with all Applicable Requirements as more fully contemplated by Paragraph 6.2 of the Lease. In accordance with and as contemplated by Paragraph 6.2(b) of this Lease and not by way of limitation, Lessee shall promptly notify Lessor in writing and provide Lessor copies of any comments, notices or reports concerning Lessee’s use of Hazardous Substances received by Lessee from or by any governmental agency. Prior to executing this Lease, Lessee has completed, executed and delivered to Lessor Lessee’s initial Hazardous Substances Disclosure Certificate (“Initial HazMat Certificate”) a copy of which is attached hereto as Exhibit F and incorporated herein by this reference. Lessee covenants, represents and warrants to Lessor that the information on the Initial HazMat Certificate is true and correct and accurately describes the use(s) of Hazardous Substances which are and/or will be made and/or used on the Premises by Lessee. Lessee shall commencing with the date which is one year from the Commencement Date and continuing every year thereafter or at any other time upon reasonable request of Lessor, complete, execute, and deliver to Lessor, a Hazardous Substances Disclosure Certificate (the “HazMat Certificate”) substantially in the form of Exhibit F describing Lessee’s then present use of Hazardous Substances on the Premises, and any other reasonably necessary documents as required by Lessor.

54.	Repairs and Maintenance. Lessor shall undertake all of the repair and maintenance Items outlined in Exhibit D of this proposal; some of which have already been completed.

55.
Broker. Lessee acknowledges that it has not dealt with a broker in negotiation of this Lease and Lessor is not responsible for the payment of any commissions or brokerage fees. Lessee does hereby agree to indemnify, protect, defend and hold Lessor harmless from and against liability for compensation or charges which may be claimed by any broker, finder or other similar party by reason of any dealings or actions of Lessee, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

56.
Exterior Storage. Lessee shall neither store nor permit to be stored any vehicles, boats, RV’s, goods, machinery, merchandise, equipment or any other items whatsoever on the Premises other than wholly within a closed building without the prior written approval of the Lessor. Any item left unattended for 96 hours is subject to removal at owner’s expense.

57.
Dumping/Trash. Lessee acknowledges that there shall be no dumping of carpet, cement, concrete, rock, wood products, or any other such heavy materials into the trash bins or anywhere else on the Premises. Lessee shall not dispose of rubbish from off-site operations in the trash areas or elsewhere in the Project, nor shall Lessee permit or allow Lessee’s employees, suppliers, shippers, customers, contractors and invitees to do so.

58.
Parking. Any vehicle left unattended for 96 hours is subject to tow at vehicle owner’s expense. In addition, no Lessee shall use, or cause to be used, more parking that the parking ratio established by the City of Costa Mesa for their given space.

59.	Window Coverings. All window coverings must be approved in writing by Lessor. Failure to obtain written approval for window coverings shall be considered a violation of this Lease.

60.	Lessee Information. is attached as Exhibit “A”.

61.
Rekeying. In the event that Lessee wants to rekey the access doors to the Premises, Lessee must retain the approved contractor for the Project (see below) and any rekeying must conform to the Project’s “Master Key System”. Any rekeying will be Lessee’s sole cost and responsibility.

Approved Contractor: Airport Lock & Safe Co. 4251 Martingale Way, Suite D Newport Beach, CA 92660 Telephone: (949) 833-2034

62.	Pets. No pets are allowed on the Premises or at the Project without Lessor’s prior written consent except for seeing eye dogs/service pets per ADA.

63.	Miscellaneous. Lessee shall not cook or prepare meals on the Premises. Lessee shall not use Premises for a “residence” for itself or any employee of Lessee.

64.	Confidentiality. The terms of this Lease have been negotiated between Lessor and Lessee and are not for publication to other parties. Lessee agrees to keep the terms of this Lease confidential.

65.
General Rules and Regulations. Lessor may from time to time establish and/or modify reasonable rules and regulations in addition to those contained herein governing the use and occupancy of the Premises, the Building and the Project.

AGREED & ACCEPTED:

LESSOR:		LESSEE:

ORANGE COUNTY DEPARTMENT OF		IRVINE SENSORS CORPORATION,
EDUCATION FACILITIES CORPORATION,		a Delaware corporation
a California corporation

By:	/s/ Andrea Sullivan	By:	/s/ John J. Stuart, Jr.
Andrea Sullivan
Title:	Director, Facilities Planning and M&O	Title:	Sr. VP & Chief Financial Officer

Date:	09/26/08	Date:	9/22/08

By:

Title:

Date:	/	/

If Lessee is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice-president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

EXHIBIT A
LESSEE INFORMATION
1.	Your new mailing address will be:

3001 Red Hill Avenue, Building 3, Suite 3-102 Costa Mesa, CA 92626

2.	If you are new in Costa Mesa, you must go to the City Hall to apply for a business license. The address is:

City of Costa Mesa Business License Division 77 Fair Drive Costa Mesa, CA 92626 (714) 754-5234

3.	Utilities providing serve to The Esplanade:

SBC (800) 310-2355

Southern California Edison P.O. Box 600 Rosemead, CA 91771-001 (800) 950-2356

4.	The nearest Post Office is:

1590 Adams Avenue Costa Mesa, CA 92626 (800) 275-8777

5.	Please make checks payable to:

OCDE/ THE ESPLANADE

6.	Mail check to:

CIP Real Estate Property Services 19762 MacArthur Blvd., Suite 300 Irvine, CA 92612 Attention: Accounting

7.	As per the lease, the Lessor is required to be listed as an additional insured on the “Certificate of Insurance”. Please list as follows:

Orange County Department of Education Facilities Corporation, Orange County Board of Education, Orange County Superintendent of Schools and CIP Real Estate Property Services

8.	Property Management Company: CIP Real Estate Property Services

Telephone:	(949) 474-7030
Facsimile:	(949) 474-2101
Contact Person:	Devon Stanke — Property Manager (ext. 314)

EXHIBIT B

SPACE PLAN – BUILDING 3 – FIRST FLOOR

EXHIBIT B

SPACE PLAN – BUILDING 3 – SECOND FLOOR

EXHIBIT C

THE ESPLANADE ON REDHILL LLC

SITE PLAN

EXHIBIT D

WORK LETTER
IRVINE SENSORS CORPORATION
Items to be Complete:
1.	Paint 210” of hallways

2.	Remove 800 sq. ft. of asbestos floor tile

3.	Install 800” of new tile and base

4.	Install four new toilets, gaskets and angle stops

5.	Install coating and deck of 2nd floor (25’ x 6’)

6.	Install high volume vent fan in Building 4 restrooms

7.	Remove carpet in hallway on 2nd floor. Replace with 60’ x 6’ in matching color

8.	Install carpet in three stair wells in Building 4

9.	Repair, clean and replace springs and bearings on 11 doors
Completed Items:
10.	Repair water damage as needed

11.	Move furniture as needed

12.	Remove 100’ 4” rubber base and drill holes below base line

13.	Fog all walls with Anti Microbial

14.	Shampoo and steam rinse carpet fibers, approximately 1000’

15.	Fog all carpet fibers with Anti Microbial

16.	Furnish and install 3 dehumidifiers and 5 blowers and run for 48 hours

17.	Remove equipment, furnish and install 100’ 4” rubber base

18.	Replace existing 30 gallon electric water heater with American Heater (240 volt), including new smitty pan and earthquake strap.

EXHIBIT E
RULES AND REGULATIONS
It is the Lessor’s intention and purpose to operate an outstanding office/warehouse building. The Lessor will strive at all times to render prompt and efficient service and to maintain the property in the best possible condition. In an effort to maintain the property, the Lessor asks your cooperation in observing the following rules. Any expense incurred by the management as a result of violation of these rules will be assessed against the Lessee and shall constitute default by Lessee. Lessee shall promptly notify the management of any needed repairs to any of the equipment or fixtures.
(A) The Lessee shall comply with all the rules and regulations of the Board of Fire Underwriters, officers or boards of the city, county or state having jurisdiction over the Premises, and with all ordinances and regulations of governmental authorities wherein the leased premises are located, at Lessee’s sole cost and expense, but only insofar as any of such rules, ordinances and regulations relate to the Lessee’s use of the Premises.
(B) The exterior of all drapes installed by Lessee shall be lined with white material. All blinds are to be approved by Lessor. Blinds must be left in the fully extended position at all times.
(C) No additional locks shall be placed upon any doors of the premises without prior approval from the Lessor. Lessor shall furnish to Lessee keys (3) to the Premises, and any additional keys shall be furnished at the cost and expense of Lessee. Upon the expiration or earlier termination of this Lease, Lessee shall surrender to Lessor all keys to the Premises. All duplicate key and lockset repairs/reset requests shall be made to the Lessor, at the sole expense of the Lessee.
(D) Lessee and their employees are encouraged to park as far away from the entrances as possible. This will enable customers and clients to enter and conduct business without undue inconvenience. Certain spaces have been set aside as Handicapped Parking. These spaces will not be utilized for personal vehicles of Lessee or employees of Lessee.
(E) Parking — Lessee shall not permit or allow vehicles that belong to or are controlled by, Lessee’s employees, suppliers, shippers, customers, contractors or invitees to be parked overnight in the parking spaces. Any vehicle left unattended for 72 hours is subject to being towed at vehicle owner’s expense.
Delivery and/or trade vehicles should be parked in front driveway and front parking areas only when loading or unloading for a period of no more than thirty minutes at a time, unless otherwise approved by Lessor. At all other times, these vehicles should be parked in the rear of the Building. Any driveway areas located in front of the Building should not be considered parking spaces by Lessee. Any residue deposited on any parking or loading area by a vehicle will be the responsibility of the Lessee, and the Lessee will immediately clean the area. No vehicle may extend onto the sidewalk surfaces that cross a driveway at any time, except for loading or unloading purposes. Lessee may not place signs of any type on the Building and/or parking and loading areas without prior permission from the Lessor.
In addition, no Lessee shall use, or cause to be used, more parking than the parking ration established by the City for their given space. Lessee will obtain written approval from CIP Real Estate Property Services should Lessee have a truck, can or other type for work vehicle, which requires over night Parking.
(F) No antennas will be installed on the exterior of the Building by the Lessee, or their agents, without the written approval of the Lessor. If such antennas are installed, they shall be removed by Lessor at the Lessee’s expense.
(G) The sidewalks, entrances, passages, or Common Areas shall not be obstructed or used for any other purpose than ingress and egress.
(H) Lessee shall not enter any normally locked space. High voltages and delicate machinery are present in the spaces. The roof of the Building is considered a locked space and entrance is not permitted.
(I) Lessor shall have the right to prescribe the weight, position and manner of support of all safes, freight, furniture and other bulky matter shall be moved only at such times, by such persons, and in such manner, as shall be determined by Lessor’s management agent. Lessee shall not place any object upon any floor of the Building which will cause the floor load of such floor to exceed that which was designed of such floor or which is allowed by law.
(J) The Buildings exterior grounds and paved areas shall not be utilized for the storage or assembly of any type of materials or equipment owned by the Lessee. Lessee shall neither store nor permit to be stored any vehicles, boats, RV’s, goods, machinery, merchandise, equipment or any other items what soever on the Premises other than wholly within a closed building without the prior written approval Lessor. Any item left unattended for 96 hours is subject to removal at owner’s sole cost and expense.
(K) Prior to Lessee’s movement of fixtures and equipment into or out of the leased premises, the Lessee shall coordinate the time, date and location of moving vehicles with the Lessor’s Property Management.
(L) The Property Management Department’s office hours are 8:00 a.m. until 5:00 p.m. Monday through Friday. Please conduct your business with this department during these hours.
(M) The eating of food or the consumption of alcoholic beverages, in the hallways or Common Areas, is expressly prohibited.
NOTE: The Lessor reserves the right to make changes to these rules from time to time.

EXHIBIT F
LESSEE’S HAZARDOUS MATERIALS DISCLOSURE CERTIFICATE
Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Lessor (identified below) to evaluate and finalize a lease agreement with you as Lessee. Upon execution of Lease signed by you and the Lessor (“Lease”), based on an annual basis in accordance with the provisions of Paragraph 52 of the signed Lease, you are to provide an update to the information initially provided by you in this certificate. The information contained in initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Lessee subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Lessor to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the signed Lease. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:
Notice to Lessor:
CIP Real Estate Property Services
19762 MacArthur Blvd., Suite 300
Irvine, CA 92612
Attn: Accounting
Phone: (949) 474-7030
Fax: (949) 474-2101
Name of Lessee: Irvine Sensors Corporation, a Delaware corporation
Mailing Address: 3001 Red Hill Ave., Building 3, Suite 3-102, Costa Mesa, CA 92626
Contact Person, Title and Telephone Number(s): ERIC BOYD
Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s): Jim Yamaguchi
Address of Premises: 3001 Red Hill Ave., Building 3, Suite 3-102, Costa Mesa, CA 92626
Length of initial Term: 60 months commencing on Oct. 1, 2008 and ending Sept. 30, 2013
GENERAL INFORMATION:
Describe below, the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Lessees should describe any proposed changes to on-going operations.
Research & Development operations on semiconductors involving the use of silicon & ceramic chips & wafers, related components & necessary processes.

USES, STORAGE AND DISPOSAL OF HAZARDOUS MATERIALS:
Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Lessees should describe any Hazardous Materials, which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes? ☑	No? ☐
Chemical Products	Yes? ☑	No? ☐
Other	Yes? ☐	No? ☑
If Yes is marked, please explain: Small quantities of solvents, [ILLEGIBLE]
If yes is marked in Section above, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors and subcontractors. Existing Lessees should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.
STORAGE TANKS AND SUMPS
Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Lessees should describe any such actual or proposed activities.
Yes: ☑       No: ☐
If yes, please explain: [ILLEGIBLE], high pressure gases
WASTE MANAGEMENT
Has your company been issued an EPA Hazardous Waste Generator I.D. Number (Existing Lessees should describe any additional identification numbers issued since the previous certificate)?
Yes: ☑       No: ☐
If yes, please explain: [ILLEGIBLE]
Has your company filed a biennial or quarterly reports as a hazardous waste generator (Existing Lessees should describe any new reports filed)?
Yes: ☐       No: ☑

If yes, please explain:

WASTEWATER TREATMENT AND DISCHARGE
Will your company discharge wastewater or other wastes to:

Storm drain?	No	Sewer?	Yes

Surface water?	No	No wastewater or other wastes discharged.

Existing Lessees should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s) below:
Treated Wastewater
Will any such wastewater or waste be treated before discharge?
Yes: ☑     No: ☐
If yes, describe the type of treatment proposed to be conducted. Existing Lessees should describe the actual treatment conducted.
Neutralisation system, automated. Uses either acid or base to neutralize the waste water in a holding tank before discharge.
AIR DISCHARGES
Do you plan for any air filtration systems or stacks to be used in your company’s Operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Lessees should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.
Yes: ☐     No: ☑
If yes, please explain:

Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit (Existing Lessees should specify any such equipment being operated in, on or about the Premise)?

Spray booth (s)	No	Incinerator	No
Dip tank (s)	No	Other (describe)	No
Dry oven (s)	No	No Equipment requiring permit	☑
If yes, please explain:

HAZARDOUS MATERIALS DISCLOSURES
Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing Lessees should indicate whether or not a Management Plan is required and has been prepared.
Yes: ☑     No: ☐

*	If yes, attach a copy of the Management Plan (Existing Lessees should attach a copy of any required updates to the Management Plan).

Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65 (Existing Lessees should indicate whether or not there are ay new Hazardous Materials being so used which are regulated under Proposition 65)?
Yes: ☐ No: ☑
If yes, please explain:

ENFORCEMENT ACTIONS AND COMPLAINTS
With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations’? Existing Lessees should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.
Yes: ☐ No: ☑
If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Lessees should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Lessor pursuant to the provisions of Section 29 of the signed Lease Agreement.
If yes, please explain:

Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health concerns?
Yes: ☐ No: ☑
If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Lessor complaint(s), pleadings and other related documents not already delivered to Lessor pursuant to the provisions of Section 29 of the signed Lease Agreement.
Have there been any problems or complaints from adjacent Lessees, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Lessees should indicate whether or not there have been any such problems or complaints from adjacent Lessees, owners or other neighbors at, about or near the Premises.
Yes: ☐ No: ☑
If yes, please describe. (Existing Lessees should describe any such problems or Complaints not already disclosed to Lessor under the provisions of the signed Lease Agreement).
Please explain:

PERMITS AND LICENSES
Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Lessees should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.
The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Lessor in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of Paragraph 52 of the Lease Agreement; and (C) that Lessee shall have and retain full and complete responsibility and liability with respect to any of the
Hazardous Materials disclosed in the HazMat Certificate notwithstanding Lessor’s/Lessee’s receipt and/or approval of such certificate. Lessee further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Lessee from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Lessee’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Lessor, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Lessor to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Lessee is in compliance with all Environmental Laws; (i) the delivery of such certificate to Lessor and/or Lessor’s acceptance of such certificate, (ii) Lessor’s review and approval of such certificate, (iii) Lessor’s failure to obtain such certificate from Lessee at any time, or (iv) Lessor’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Lessee or Lessee’s Representatives, Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Lessor and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.
I John J. Stuart Jr., CFO acting with full authority to bind the (proposed) Lessee and on behalf of the (proposed) Lessee, certify, represent and warrant that the information contained in this certificate is true and correct.
AGREED AND ACCEPTED:
NAME IRVINE SENSORS CORPORATION

By:	/s/ John J. Stuart Jr.
Its:	Sr. VP & Chief Financial Officer
Date:	Sept. 22, 2008

IRVINE SENSORS CORP.	Issue Date 10/03/2007
3001 RED HILL AV 3-100
Costa Mesa CA. 92626	Expiration Date 10/02/2008
Business Address: 3001 RED HILL AV 3-100
Permit Description:
TO OPERATE A PERMANENT RESEARCH AND DEVELOPMENT PRODUCTION LINE IN ACCORDANCE WITH ARTICLE 80 OF THE CALIFORNIA FIRE CODE, 2001 EDITION.
REFER TO HAZARDOUS MATERIALS DISCLOSURE IN FIRE PREVENTION FOR COMPLETE INVENTORY LIST AND SITE PLAN.

Issued by:
Station: 2
Shift: B	This permit must be posted conspicuously on the designated premises or equipment. It is not transferable. For renewal, contact the Fire Prevention Bureau at (714) 327-7400.

Signature:	/s/ [ILLEGIBLE]	Date: 10/11/07

HMIS Data Entry Form
Enter appropriate quantities in storage and in use (open & closed) for each chemical. If chemicals are not listed, add additional rows as necessary. Use a seaparate sheet for each location.
Name: Irvine Sensors Corporation
Location:

				Stored in Fire			Largest
		Quantity		Rated Cab.?	Quantity Use	Quantity Use	Container
Chemical / Trade Name	Conc.	Stored	Units	Yes(Y) No(N)	Closed	Open	Size
Janatorial
STAT GARD DISSIPATIVE FLORR FINISH		2	5GAL	N	1		5GAL
WAXIE BAR-TOP FURNATURE POLISH		4	13OZ	Y	3		13OZ
3M DESK & OFFICE CLEANER		7	15OZ	Y	4		15OZ
ZEP STAINLESS STEEL CLEANER		2	18OZ	Y	1		18OZ
ZEP CARPET SPOT REMOVER CLEANER		2	240Z	Y	1		24OZ
CLEAR VIEW WINDOW CLEANER		1	5GAL	N	1		5GAL
MULTI GREEN		1	5GAL	N	1		5GAL
PREMIER / degreaser		1	5GAL	N	1		5GAL

Lab
NO CLEAN FLUX 264-5		2	1GAL	Y	2		1GAL
MIOCRONOX mx2103DT		5	1GAL	Y	0		1GAL
Allied Expoxy Mount	160OZ	2	120OZ	Y			120OZ
Allied Colloidal Salica		1	32OZ	Y			32OZ
Vericlean Defluxer		6	10OZ	Y			10OZ
HYDOGEN PEROXIDE		1	16OZ	Y	1		16OZ
WD-40		2	11OZ	Y	1		11OZ
ROSIN SOLDER FLUX TYPE RMA		1	1QT	Y			1QT
NOVEL FLUX REMOVER		1	12OZ	Y	1		12OZ
SUPER CLEAN DEFLUXER		1	12OZ	Y			12OX
NOVEL ELECTRONIC DEGREASER		1	12OZ	Y	1		12OZ
NOVEL CONTACT CLEANER		1	12OZ	Y	1		12OZ
SUPER CLEAN DEFLUXER		6	12OZ	Y	1		12OZ
ISO PRO PYL ALCHOHL		1	6OZ		1		6OZ
ENSO		1	6OZ	N		1	6OZ
TECH OLSTER		1	10 OZ	N		1	10 OZ
3M NOVEC FLUX REMOVER		4	12 OZ	N			10 OZ
ANTI STAT MICRO FREEZE		4	120Z	N			12 OZ
KESTER 1429 FLUX		5	1QT	Y

Page 1 of 4 9/11/2008	Irvine Sensors Corporation 3001 Red Hill Ave Costa Mesa, CA 62626

HMIS Data Entry Form

Enter appropriate quantities in storage and in use (open & closed) for each chemical. If chemicals are not listed, add additional rows as necessary. Use a seaparate sheet for each location.

Name:	Irvine Sensors Corporation
Location:

				Stored in Fire			Largest
		Quantity		Rated Cab.?	Quantity Use	Quantity Use	Container
Chemical / Trade Name	Conc.	Stored	Units	Yes(Y) No(N)	Closed	Open	Size
POXY		2 OZ	10	Y	1		2 OZ
SILICON THERMAL JOINT COMPOUND		4 OZ	1	Y	1		4 OZ
RTU		8 OZ	1	Y	1		8 OZ
NEXTBL COATING 811-21		1 LTR/60 ML	1	Y	1		1 LTR
NEXTBL THINNER		1 LTR	1	Y	1		1 LTR
CONFORMAL COATING STRIPPER		500 ML	2	Y	1		500 ML
VARNISH		1 PT	1	Y	1		1 PT
RUBBER CEMENT		4 OZ	1	Y	1		4 OZ
LIQUID WRENTCH		4 OZ	1	Y	1		4 OZ
PAINT AROSAL		14.7 ML	5	Y	1		14.7
LIQUID QUITEX BLACK ACRYLIC PAINT		20 OZ	1	Y	1		20 OZ
TAP OIL		4 OZ	1	Y	1		4 OZ
FLUX PRN			1	Y	1
SOLDER FLUX		1 GAL	1	Y	1		1 GAL
RTU		3 OZ	5	Y	1		3 OZ
CONTACT CLEANER		11.7 OZ	1	Y	1		11.7
ABS CEMENT		8 OZ	1	Y	1		8 OZ
CONFORMAL COATING		12 OZ	3	Y	1		12 OZ
DCI VERI CLEAN		10 OZ	5	Y	1		10 OZ
BIO ACT EC-7M		10 OZ	2	Y	1		10 OZ
RAID ANT AND ROACH KILLER		17.5	1	Y	1		17.5
3M SUPER 77 ADHESIVE		16.5 OZ	1	Y	1		16.5

Irvine Sensors Corporation
Page 2 of 4	3001 Red Hill Ave
9/11/2008	Costa Mesa, CA 62626

Irvine Sensors Corporation
Hazardous Materials Management Plan

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 3 of 13
12.0	SAFETY PRECAUTIONS AND PROTOCOL IN WORK AREAS
12.1	CLEAN ROOMS
Absolutely no drinks or foods inside clean rooms.
When entering a clean room wear, at least, the following garments and put them on in the order given:
1.	Put on shoe-covers (regular or conductive) while sitting on a bench facing the exit door. Swing around toward the inside.

2.	Put on headgear.

3.	Put on Clean Room conductive coat or bonnie suit.

4.	Make sure all clothing snaps are closed.

5.	Put on gloves (optional).

6.	Retrieve your assigned wrist strap, test it, and sign off on the wall chart.

7.	Once inside room, wear safety glasses and/or gloves and/or finger cots and/or face shield, where appropriate, as dictated by the specifications of the work to be performed.
If alone in the lab make sure that there is at least another person on the premises that knows where you are before performing any work.
Do not use any equipment for which you are not trained to operate.
Never hesitate to admit that you have made a mistake. This can not only prevent injuries, but costly equipment damage as well.
If there are injuries, always report them promptly and properly.
In case of uncontrollable fire, or exposure to hazardous chemicals, including gases, or injuries that require immediate medical attention, or major spills.
CONTACT THE SAFETY OFFICE IMMEDIATELY AT EXTENSION 8712
and inform your supervisor as well, by any possible means.
REMEMBER: BE ALERT AT ALL TIMES AND ALWAYS USE COMMON SENSE.
12.2	EQUIPMENT USE
The use of any equipment is allowed only to personnel whose names appear on the approved list to operate the specific equipment.
All work must be approved and directed by a Supervisor.
Record all work performed on appropriate Process Traveler, Personal Lab Notebook, Logbook, or pertinent Work Order. Always sign off and date appropriate documentation.
12.3	WHEN TO EVACUATE
The following are some of the reasons to evacuate the work place:
1.	Power failure.

2.	A fire alarm or exhaust failure alarm sounds.

3.	A hazardous gas leak.

4.	Any other instance when the situations is deemed to be life threatening.
Many of the units in use are equipped with alarms that do not warrant evacuation. Learn to distinguish the difference between these and others, and always investigate equipment alarms.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO.
		XXX-000-0000	PAGE 4 of 13
12.3.1	EVACUATION PROCEDURES
Follow the steps described below, if there is a need to evacuate:
1.
Leave the work place as quickly as possible through the nearest exit. Emergency exits are clearly marked, and also described on posted facility maps. Do not wait for an emergency to become familiar with emergency exit locations.

2.	If working at a chemical exhaust hood pull down its shield, if at all possible, before evacuating.

3.	Leave your clean room attire on. Do not take time to undress.

4.	Visually check to make sure that nobody is left behind in the work area.

5.	As soon as possible, move to a safe area and first inform the SAFETY OFFICE of the situation and then your supervisor.

6.	Contact other staff to make sure everybody in the vicinity is aware of the situation.

7.
Do not re-enter the work place for any reason until is cleared by a Supervisor or personnel from the Safety Team. In some cases, in order to correct the hazard, authorized personnel may have to enter the work place wearing SCBA equipment.

12.3.2	EMERGENCY PROCEDURES
In case of controllable fires do the following:
1.	Use the nearest fire extinguishers; first pull the ring pin, then unclip the horn, aim at the base of the flames and squeeze the lever.

2.	If clothing is on fire, use fire blankets to smother the flames. ‘

3.	In case of electric fires, turn OFF the source of power.

4.	Immediately after, report fire to a Supervisor.
In case of uncontrollable fires:
1.	Sound fire alarm or asked somebody nearest it to do it. Fire alarm is a portable loud horn.

2.	Immediately evacuate the area.

3.	Call the SAFETY OFFICE to have them originate the evacuation of the entire building, if necessary.

4.	Immediately after, inform a Supervisor.
12.4	SERIOUS ACCIDENTS THAT REQUIRE MEDICAL ATTENTION
Do the following:
1.	Call the SAFETY OFFICE.

2.	Whenever possible administer first aid procedures.

3.
Never move or lift an accident victim unless there is danger of further injury. If the victim must be moved away from a hazardous area, pull from the victim’s feet and drag away while protecting from possible head injury.

4.	Calm and comfort, but do not alarm, the victim.

5.	If it is judged that the victim’s injury will permit it, call and wait for a trained person to give first aid.

6.	If it is judged that immediate action is required, one or more of the following may be done while waiting for first aid assistance.
a.	In case of chemical contact with skin:

Remove contaminated clothing

Flush with plenty of water for at least 15 minutes

Request medical assistance

b.	In case of chemical contact with eyes:

Rinse with eyewash for at least 15 minutes, lifting upper and lower eyelids occasionally.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 5 of 13
Get medical attention as quickly as possible regardless of how eyes feel.

c.	In case of HF or HF mixtures contact with skin:

Remove contaminated clothing.

Rinse with plenty of water for at least 15 minutes.

Apply Calcium Gluconate or equivalent cream specific for HF burns.

Get immediate medical attention.

d.	In case of electrical shock:

Remove the source of the shock as soon as possible. Use a dry towel when moving “live” wires or equipment.

If the victim is not breathing give artificial respiration.

Request medical attention.

e.	In case of swallowed poisons:

Follow instructions on label.

If there are no instructions then dilute cases of strong acids or strong alkalis by administering large amounts of water.

Request medical attention.

f.	In case of bleeding:

Hold a clean cloth pad directly on the wound and apply hand pressure. Do not apply a tourniquet.

Request medical attention.

g.	In case of bone fractures:

Do not move the victim, unless it is absolutely necessary.

Request medical attention.

h.	In case of thermal burns:

Do not attempt to remove clothing.

Request immediate medical attention.
In all emergency situations act promptly but never hastily. Thoughtless actions may only complicate the situation.
Report all accidents or injuries to a Lab Supervisor.
When calling the Safety Office:
1.	Identify yourself.

2.	State the exact location where the emergency exists.

3.	Give the telephone number from where you are calling.

4.	Describe the situation as clearly and as quickly as possible.

5.	Do not hung up until the person on the other side has done so.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 6 of 13
12.5	CHEMICAL SAFETY
12.5.1	SOLVENTS

In general, solvents are liquids used to dissolve other substances. In microelectronics, solvents are used in many processes, including degreasing (i.e. to dissolve grease), stripping of coatings, wafer cleaning, photolithography, etc.

Operators are exposed to solvents mainly by breathing and by contact with skin. Each solvent has its own unique properties and present different health hazards; however, some generalizations can be made:

1.	Solvents can cause acute damage to skin and breathing passages.

2.	Most solvents can enter the blood stream after inhalation.

3.	Most solvents are “highly flammable”; some are “explosive”.

4.
Long term exposure to even low levels of some solvents can cause of variety of organ damages. Liver, lung, kidney and reproductive organs can be damaged from low-dose exposure. In addition, infertility in women and men, damage to the unborn, and cancer (as could be the case when there is exposure to benzene and chlorinated hydrocarbons) can result.

5.
The health effects of long-term exposure and the interactions of solvents with other chemicals may not be known in detail. Some solvents once thought to be safe (i.e. benzene) are now known to be powerful carcinogens. Therefore, solvents should be treated as potentially harmful. Adequate ventilation, safe storage and protective clothing are among the safety measure that must be taken.

6.	It is always important to know what one is working with and to be aware of potential problems. In all cases read the Material Safety Data Sheet (MSDS) before using any solvent.

7.
Solvents that are stored in the different work places are listed in Appendix A along with their basic hazards. Appendix B lists the approved chemicals for use in the different locations, including exhaust hoods. Under each of the hoods use only the listed, approved, chemicals.

8.
Always wear protective attire when handling solvents of any kind, including chemicals that are not solvents. Such protective attire should include, as a minimum, safety glasses and/or face shield, appropriate gloves, and any other garment, such as aprons, etc.

ALWAYS HANDLE SOLVENTS IN VENTILATED HOODS!
NEVER INHALE SOLVENT VAPORS!
12.5.2	ACIDS AND BASES

Acid and bases (alkalis) are mostly aqueous solutions. These chemicals are used in the microelectronics industry in a variety of processes as cleaning solutions, etching solutions, photolithograpy development solutions, etc.

These compounds also have unique properties but have some common characteristics:
1.
All acids and bases can cause burns when in contact with skin or eyes. Additionally, vapors or mists from solutions can damage the lining of the nose, mouth, throat, and lungs. The extent of the damage depends on the strength and type of the acids and bases used, and on the length of exposure.

PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 7 of 13
2.
Effects on the skin range from mild rashes to severe blisters and ulcers (breaking of the skin). These compounds affect breathing in different ways, ranging from minor irritation of the breathing passages, to chronic bronchitis, to pulmonary edema (fluids in the lungs). Long term effects of exposure and interaction with other chemicals are largely unknown. For example, at least one cancer-causing agent is formed when chromic acid comes in contact with metals.

3.
In the event of a splash or spill, the exposed skin or eyes should be flooded with water from emergency showers or eyewashes. If acids or bases are splashed on clothing, remove the clothing while under an emergency shower.

4.	Acids and bases located in the different work places are listed in Appendix A.

5.	Only the approved chemicals listed in Appendix B should be used in specific hoods.

6.
As always, protective attire should be worn when processing materials that require the use of acids and/or bases. At a minimum wear chemical protective gloves and safety glasses or face shield. It is often advisable to wear in addition to the above a protective apron and protective sleeves.

7.	Beware of any objects or controls on the interior or exterior of hoods as they are likely to have been handle by somebody with acid or base contaminated gloves.

Wear the same protective attire as mentioned above when working under hoods.
12.5.3	OXIDATION-REDUCTION (REDOX) REACTIONS
As the name implies these reactions take place when oxidizing and reducing substances come in contact with each other.

These reactions can occur in any of three physical states: gas, liquid or solid. When a reaction of this type occurs, generally there is generation of heat and some times an explosion may take place.

The precautions that should be taken include, but are not limited to:
1.	Isolate these substances from other potentially reactive compounds.

2.	When working with such agents, wear adequate protective gear.

3.	If the substances involved are note water-sensitive, work in an area where safety showers and flushing hoses are available.
NOTE: Appendix A contains a list of oxidizing and reducing substances.
12.6	CHEMICALS STORAGE-HANDLING-WASTE DISPOSAL-SPILLS
12.6.1	STORAGE
1.	Never store acids with solvents in the same cabinet or hood. There may be a potential for an explosion. See Appendix A for incompatibilities.

2.	Only store chemicals in properly designated cabinets or hoods. If in doubt about their proper storage locations, ask a Lab supervisor.

3.	All containers must be labeled as to their contents. Not following this practice may be cause for dismissal.

4.	Only approved chemicals may be stored in the Lab. See Appendix B for list of approved chemicals.

5.	Certain chemicals may be subject to exceptions. Examples are those used in photolithography, special adhesives, etc. Appendix E describes special storage instructions.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 8 of 13
12.6.2	HANDLING
1.
Before handling any chemical that you are not familiar with, always read the label, consult the pertinent MSDS, refer to Appendix A of this manual and, if necessary, ask your supervisor regarding handling procedures.

2.	Always wear appropriate protective attire even if just carrying a bottle.

3.	Never carry acids and solvents together.

4.	Prior to transferring chemicals from one location to another, make sure that the place of destination is properly prepared to receive such chemicals.

5.	Bottles should be opened under exhaust hoods.

6.
After pouring a chemical from a bottle, wipe the bottle exterior with wet lint-free towels and finish wiping with dry towels. Rinse the towels with DI water before disposing into a plastic bag-lined safety container. Contaminated rags that have not been rinsed may present a fire hazard.

7.	When working with chemicals for extended periods of time, periodically rinse gloves and sleeves, and dry with lint-free towels.

8.	Strictly avoid touching anything with contaminated gloves, especially outside of hoods (and also knobs and controls inside hoods).

9.	Always after handling chemicals, rinse gloves with DI water and dry with lint-free towels. Then, after removing gloves, rinse hands as well.
12.6.3	WASTE DISPOSAL
1.	Disposal of empty bottles
a.	Acids — Completely fill bottle to the point of overflow with water, at least once, to eliminate any potential residual fumes. Then, triple rinse the interior and exterior before discarding.

b.
Solvents — Vent empty solvent bottles under a hood for at least 48 hours before discarding. On the bottle, mark the date and time that it is to be discarded and initial it. At the proper time recap aerated bottles and discard.

2.	After working with acids and bases
a.	Rinse glassware by overflowing with DI water, as done with bottles.

b.	After completing an operation, clean in and around the working area with wet lint-free towels; then dry using dry lint-free towels.

c.	Rinse all towels very thoroughly with water before discarding into a plastic bag-lined safety disposal container.
3.	After working with solvents.
a.	Never return used (spent) solvents to original container.

b.	Solvents should be disposed into solvent waste containers.

c.	Solvent waste containers must be properly labeled indicating not only contents, but beginning date of storage.

Never store a solvent in a container with a label that does not list such solvent.

d.	Photolithography chemicals should be disposed by following the procedure described in Appendix E.

e.	Arrangements for solvent waste pick-up are the responsibility of the Process Facilities Manager.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 9 of 13
12.6.4	CHEMICAL SPILLS
CAUTION: ALL CHEMICAL SPILLS PRESENT AN IMMEDIATE SAFETY HAZARD. CLEAN UP SHOULD BE IMMEDIATE.
Inside exhaust hoods
a.	Solvents
1.	Eliminate any source of ignition (sparks, etc.).

2.	Use an adequate number of lint-free towels to wipe up spilled solvents.

3.	Discard towels inside tied plastic bags into a plastic bag-lined safety waste container.
b.	Acids and Bases
1.	Dilute by spraying with a generous amount of DI water.

2.	Wipe dry with lint-free towels.

3.	Rinse towel with DI water and dispose into a plastic bag-lined safety waste container.
Outside of exhaust hoods
a.	Solvents
1.	Eliminate sources of ignition (sparks, etc.).

2.	Take the nearest spill kit.

3.	Apply spill absorbent from the perimeter inward, covering the total spill area.

4.	Mix thoroughly with scoop until material is dry and free flowing again, and no evidence of solvent remains.

5.	Transfer sorbed solvent into bag provided and call the Safety Office at extension 8712.
b.	Acids and Bases (except HF)
1.	Take the nearest appropriate spill kit (either for acids or bases)

2.	Apply the neutralizer from the spill perimeter inward. Use sufficient material to secure a uniform color change. When foaming stops, if there is any, proceed with mixing.

3.	Carefully mix and, if necessary, add more neutralizer.

4.	Add absorbent as needed to complete the neutralization.

5.	Scoop up the neutralized spill into the bag provided.

6.	Wash floor with soap and water.

7.	Inform Process Facilities Manager to arrange for disposal.
c.	Hydrofluoric Acid (HF)
1.	Use an HF spill kit.

2.	Apply proper neutralizer from the perimeter of the spill inward.

3.	The liquid neutralizer will turn into a powder when neutralization of the acid is complete.

4.	Scoop up powder into plastic bag provided.

5.	Wash floor with soap and water.

6.	Call Process Facilities Manager for waste disposal.
CAUTION: IF THE SPILL CAUSES CONTACT OF HF WITH ANY PART OF YOUR BODY OR CLOTHING RINSE FOR AT LEAST 15 MINUTES OR USE EMERGENCY SHOWER, ALSO FOR 15 MINUTES. REMOVE CLOTHING IF NECESSARY. AFTER RINSING, APPLY THE AVAILABLE CALCIUM GLUCONATE OINTMENT ON THE AFFECTED PARTS AND OBTAIN MEDICAL ATTENTION IMMEDIATELY THEREAFTER.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 10 of 13
12.7	COMPRESSED GASES
Non-hazardous gas cylinders should be handled using the proper transportation means. Only authorized personnel should handle hazardous gas cylinders.

Compressed gases represent a special hazard. Each compressed gas cylinder contains a very large amount of energy. This energy, improperly released, can result in serious injury. In addition, gases can be hazardous from their flammability, toxicity or corrosive characteristics. See Appendix A. In order to minimize hazards associated with the handling of compressed gases, observe the precautions listed below.

1.	Handle all gas cylinders in the same manner, whether full or empty.

2.	Do no transport gas cylinders without removing pressure regulators and placing valve protection caps back on, unless properly mounted on service carts ready for use.

3.	Do not use cylinders as rollers or as support.

4.	All cylinders must secured firmly in position by straps, chains or any other appropriate means to prevent against tipping or falling.

5.	To install a pressure regulator on a cylinder:
a.	Select a regulator appropriate for the particular gas cylinder.

b.	Remove cylinder cap. Make sure cylinder valve is tightly closed.

c.	Position regulator on cylinder and tighten nut to secure it in place. Most regulators have a high-pressure and a low-pressure side with corresponding valves and gauges.

d.	Make sure that both regulator valves are closed by turning counterclockwise as far out as possible.

e.	Slowly open the cylinder valve.

f.	Slowly open the high-pressure valve of the regulator. The gauge will read the total pressure in the cylinder.

g.	When ready to use slowly open the low-pressure valve to the pressure required.
6.	To remove a pressure regulator from a cylinder:
a.	First, close the cylinder valve.

b.	Then open (by turning clockwise) the regulator’s high-pressure valve if not already open.

c.	Finally open the low-pressure valve, in the same manner, if not already open, to allow the gas remaining in the line to escape. Take special precautions with hazardous gases.

d.	Once the reading on both gauges goes to zero, close both valves and while holding the regulator with one hand use the other to unscrew it from the side of the cylinder.

e.	Make sure that cylinder valve is tightly closed. Finally replace cylinder cap.
7.	Do not place cylinders near furnaces, radiators, or any source of heat. The cylinder temperature should not be allowed to exceed 125°F (52°C).

8.	Do not drop or roughly handle cylinders.

9.	Do not expose gas cylinders to continuous dampness, salt, corrosive chemicals, or fumes.

10.	Do not attempt to repair or alter cylinders or valves. If a cylinder is damaged or leaking, inform your supervisor.

11.	Do not allow cylinders to completely empty out. Leave at least 15 psi of pressure in the cylinder.

12.	Preserve and comply with all markings and signs applying to compressed gas equipment and systems.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 11 of 13
13.	No smoking while handling cylinders of compressed gasses. In fact, no smoking, period.

14.	Never allow oil to get in contact with compressed Oxygen.

15.	Always use non-sparking tools on compressed gas cylinders.

16.	Use appropriate labels to mark cylinders as FULL, IN USE, EMPTY.

17.	Do not store cylinders in locations where heavy objects may fall on them.

18.	Store EMPTY cylinders separately from charged cylinders.

NOTE:
PLASMA ENHANCED CHEMICAL VAPOR DEPOSITION (PECVD) AND REACTIVE ION ETCHING (RIE) GASES ARE LISTED IN RIE AND PECVD SECTION BELOW. BECOME FAMILIAR WITH THESE GASSES HAZARDS: SOME MAY BE TOXIC AND/OR FLAMMABLE. MOST OF THESE GASES MAY PRESENT A LIFE-THREATENING HAZARD.

12.8	CRYOGENIC FLUIDS
1.	Cryogens, such as liquid nitrogen and liquid helium, are used in dewars and in vacuum systems cold traps.

2.	Some of the dangers are explosion, spillage and frostbite, release of asphyxiating gasses.

3.
Only authorized personnel will service equipment requiring cryogenic fluids. However, for any exposure or short period of contact with cryogenic fluids, flush area of exposure with large quantities of warm water. Seek medical attention.

12.9	PHYSICAL HAZARDS
1.	Radio Frequency (RF)
RIE etching systems and plasma assisted deposition systems generate frequencies in the MHz range. These tools are properly shielded. Follow the precautions described below.
a.	Keep face and limbs away from any exposed induction coils.

b.	People with pacemakers should not enter the area where this type of equipment is located.

c.	HIGH VOLTAGE is present. Do not touch any part of the equipment unless completely qualified to do so.
2.	Thermal
Take the precautions mentioned below.
a.	Never expose face or limbs to the hot surfaces of ovens and hot plates, or to any other hot surface.

b.	HOT quartzware looks like COLD quartzware. Never touch without CAUTION.
3.	Ultraviolet Light (UV)
UV light sources are found mostly in photolithography equipment, ozone etchers, etc. The source is generally a mercury arc lamp which emits UV radiation.

When working in an area where UV radiation is present:
a.	Wear UV goggles if you have to look into the light or have to repair or replace the source.

b.	Never allow direct UV radiation to strike your eyes directly.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 12 of 13
c.	Never place a reflective surface of any kind near a UV radiation where it could be reflected directly into your eyes.

d.	Never place a flammable material in the optical path of a UV radiation.

e.	If UV lamp should ever explode, evacuate area immediately, as mercury vapors will disperse into the area. Immediately after leaving the area notify your Supervisor.
CAUTION:	If a mercury lamp has to be removed, allow it to cool down for at least 30 to 45 minutes before removing the lamp house cover. Mercury lamps will explode if not cooled.
12.10	RIE AND PECVD SYSTEMS
12.10.1	SAFETY PRECAUTIONS
This type of equipment is used to dry etch a variety of materials and to deposit, among others, dielectric materials such as Silicon Nitride, Silicon Dioxide and Silicon Oxynitride.
12.10.2	GASES USED
Oxygen (O2), dilute Silane (5% SiH4 95% He), Nitrogen (N2), Ammonia (NH3), Freon (CF4), Sulfur Hexafluoride (SF6). Helium (He), etc.
12.10.3	HAZARDS
These gases may be flammable, explosive, toxic; which, along with high temperatures, chambers under vacuum, high voltages, radio frequencies, etc. can create very hazardous situations.
Refer to the appropriate Process Specifications for operating conditions. Remember, only authorized personnel can operate this equipment.
12.10.4	SAFETY
1.	All safety rules and procedures must be followed.

2.	Operating temperatures range from 200°C to 500°C. Therefore, do not touch with hands even if wearing gloves.

3.	Nitrogen is used to purge systems of other gases to prevent explosive concentrations to form. Maintain it at not less than 20 psi.

4.
Silane (SiH4) is a very dangerous gas. Although the heavily diluted mixtures are not pyrophoric (self-igniting in contact with air), mixtures above 10% ignite shortly after exposure to air, producing water vapor and Silicon Dioxide (SiO2) powder (white) in an explosive reaction, that generates an extremely high temperature.

If a line rupture occurs, DO NOT TURN OFF THE GAS. Vacate the area. Call safety personnel who will reenter the area wearing an SCBA and slowly turn off the silane line.
12.11	PHOTOLITHOGRAPHY OPERATIONS
12.11.1	PROCESSING PRECAUTIONS
1.	Wear full safety apparel during all photolithography operations.

2.	Perform process under hoods or using equipment with appropriate ventilation.

3.	Mix chemicals under a hood wearing specified safety apparel.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.

Irvine Sensors Corporation

NUMBER	REV LTR	DOC. CONTROL NO. XXX-000-0000	PAGE 13 of 13
4.	Label any bottle with contents, date, and mixer’s initials.

5.	Rinse any measuring container very thoroughly with DI water.

6.	Avoid contact of skin and eyes with chemicals. If contact with chemicals is made, rinse with water for 15 minutes and then seek medical attention.

7.	While dispensing chemicals, or just after, do not rub eyes or touch skin. The gloves you are wearing may be contaminated.

8.
Avoid breathing of vapors. If vapors are inhaled, move immediately into a fresh air environment. High concentrations of photoresist vapors may be irritating to eyes and to the respiratory track. In extreme cases it can cause narcosis.

9.	Keep FLAMMABLE liquids away from oxidants, heat, sparks, or flame.

10.	Do not mix HMDS with water. HMDS can react with water to form ammonia and hexamethyldisiloxane.

11.	Keep HMDS away from oxidants, heat, sparks and open flame.

12.	Many developers are corrosive alkaline solutions. For safety purposes, all developers must be considered as such. Read the specific label on each developer bottle.
PROPRIETARY INFORMATION TO IRVINE SENSORS CORPORATION
Not to be duplicated, used, or disclosed in whole or in part for any purpose other than evaluation. This restriction does not limit the right to use information contained herein if it is obtained from another source without restriction.